Exhibit 5.1

May 2, 2016

PTC Inc.

140 Kendrick Street

Needham, Massachusetts 02494

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of PTC Inc. (the “Company”), a Massachusetts corporation, to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of one or more series of debt securities (the “Debt Securities”).

The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and The Bank of New York Mellon, as trustee (the “Trustee”).

The Debt Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities. We have made such examination as we consider necessary to render this opinion.

The opinions expressed below are limited to the Massachusetts Business Corporation Act, the laws of the State of New York and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

When the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (i) the Indenture and the particular Debt Securities are duly approved by the Board of Directors of the Company as required by applicable law, (ii) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (iii) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (v) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

The foregoing opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that the Company will remain duly organized, validly existing and in good standing under Massachusetts law.

To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company has the organizational power and authority to issue and sell the Debt Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Locke Lord LLP

Locke Lord LLP